EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Global Share Incentive Plan (2006) as amended of Rosetta Genomics Ltd. of our reports dated May 17, 2007 with respect to the consolidated financial statements of Rosetta Genomics Ltd. and its subsidiary, included in its Annual Report on Form 20-F for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

/S/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel December 3, 2007	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global